================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: January 3, 1997

================================================================================


Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
---------------------------                -----------   ------------------
 Hawaiian Electric Industries, Inc.           1-8503         99-0208097
 Hawaiian Electric Company, Inc.              1-4955         99-0040500

================================================================================


                                State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc.
               (808) 543-7771 - Hawaiian Electric Company, Inc.

                                     None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

===============================================================================

ITEM 5. OTHER EVENTS

HELCO POWER SITUATION

BACKGROUND.  In 1991, Hawaii Electric Light Company, Inc. (HELCO) identified the
----------
need, beginning in 1994, for additional generation to provide for forecast load growth while maintaining a satisfactory generation reserve margin, to address uncertainties about future deliveries of power from existing firm power producers and to permit the retirement of older generating units. Accordingly, HELCO proceeded with plans to install at its Keahole power plant site two 20-MW combustion turbines (CT-4 and CT-5), followed by an 18-MW heat steam recovery generator (ST-7), at which time these units would be converted to a 56-MW (net) combined-cycle unit. In January 1994, the Public Utilities Commission of the State of Hawaii (PUC) approved expenditures for CT-4, which HELCO had planned to install in late 1994.

Despite HELCO's best efforts to install this additional generation, the schedule for the installation of HELCO's phased combined-cycle unit at the Keahole power plant site has been revised due to delays in (a) obtaining approval from the Hawaii Board of Land and Natural Resources (BLNR) of the Conservation District Use Permit (CDUP) amendment and (b) obtaining from the Department of Health of the State of Hawaii (DOH) and the U. S. Environmental Protection Agency (EPA) the air quality Prevention of Significant Deterioration/Covered Source (PSD) permit for the Keahole power plant site.

CDUP AMENDMENT.  On January 3, 1997, the Third Circuit Court of the State of
--------------
Hawaii issued a decision on HELCO's appeal from an order of the BLNR. The decision in effect allows HELCO to use its Keahole property as requested in its application for the CDUP amendment. This favorable decision remains subject to appeal.

PSD PERMIT. In a November 1995 letter to the DOH, the EPA declined to sign
----------
HELCO's PSD permit for the combined-cycle unit on the basis that a different emission control technology should be used. After HELCO proposed to the DOH to reduce net nitrogen oxide emission increases by retiring and/or reducing the use of certain existing Keahole diesel units, the EPA stated that it found the netting proposal procedurally and substantively acceptable, and that if emission increases were kept below significance levels, it would not require the use of any particular emission control technology. In December 1996, the DOH proposed a revised draft air permit which reflected HELCO's netting proposal and was acceptable to HELCO. A public hearing relating to the modifications in the revised draft permit is scheduled for January 29, 1997.

IPP COMPLAINTS.  Two independent power producers (IPPs), Kawaihae Cogeneration
--------------
Partners (KCP) and Enserch Development Corporation (Enserch), have filed separate complaints against HELCO with the PUC, alleging that they are entitled to power purchase contracts to provide HELCO with additional capacity which, under HELCO's current estimates of generating capacity requirements, would be a substitute for HELCO's planned 56-MW combined-cycle unit at Keahole.

In September 1995, the PUC allowed HELCO to continue to pursue construction of and commit expenditures for the second combustion turbine (CT-5) and the steam recovery generator (ST-7) for its planned combined-cycle unit, stating in its order that "no part of the project may be included in HELCO's rate base unless and until the project is in fact installed, and is used and useful for utility purposes." In view of permitting delays and the need for power, the PUC also ordered HELCO to continue negotiating with the IPPs and directed that the facility to be built (i.e, either HELCO's or one of the IPP's) should be the one that can be most expeditiously put into service at "allowable cost."

On January 26, 1996, the PUC ordered HELCO to continue in good faith to negotiate a power purchase agreement with KCP and file a list of unresolved issues requiring PUC guidance. On December 12, 1996, KCP filed directly with the PUC a new proposal pursuant to which it would construct a facility and have HELCO operate and manage the facility. Although the new proposal had not been submitted to or negotiated with HELCO, KCP asked the PUC to compel HELCO to enter into the agreement. On December 19, 1996, HELCO filed a Motion to Dismiss or to extend the time for responding. The PUC has not yet acted on that motion.

On October 4, 1996, the PUC issued its decision and order that, among other things, required HELCO and Enserch to continue to negotiate on an expeditious basis and, within 75 days, to submit to the PUC either a finalized power purchase agreement or reports on matters that are preventing the finalization of an agreement. As a result of subsequent filings by each party, the PUC issued an order in November 1996 responding to attempts by Enserch to clarify certain items in the decision and order. The parties were not able to finalize a power purchase agreement within the 75 days and, accordingly, filed status reports with the PUC on December 24, 1996. Negotiations are ongoing.

COSTS INCURRED. As of December 31, 1996, HELCO's costs incurred in its efforts
--------------
to put into service its combined-cycle unit amounted to $49.2 million, including approximately $26.8 million for equipment and material purchases, approximately $10.3 million for planning, engineering, permitting, site development and other costs and approximately $12.1 million as an allowance for funds used during construction.

CONTINGENCY PLANNING.  In June 1995, HELCO filed with the PUC its generation
--------------------
resource contingency plan detailing alternatives and mitigation measures to address possible further delays in obtaining the permits necessary to construct its combined-cycle unit. HELCO arranged for additional firm capacity to be provided by its existing firm power producers, obtained contracts shifting loads to off-peak hours, deferred generation unit retirements and in January 1996 began the implementation of its energy-efficiency demand-side management programs. These measures have helped HELCO maintain its reserve margin and reduce the risk of capacity shortages.



DOCKET ON ELECTRIC COMPETITION

On December 30, 1996, the PUC issued an order instituting a proceeding to identify and examine the issues surrounding electric competition and to determine the impact of competition on the electric utility infrastructure in Hawaii. This is similar to what commissions in other jurisdictions have done. In its order the PUC recognizes that Hawaii's stand-alone island energy systems are different from the interconnected systems of the contiguous states, but also recognizes the need to determine how to respond in Hawaii to changes occurring in the industry. The PUC set forth a preliminary enumeration of the issues, including feasible forms of competition, the regulatory compact, public interest benefits, long-term integrated resource planning, appropriate treatment of potential stranded costs, and the identification of the objectives and the establishment of a time frame for the introduction of competition in the electric utility industry. The identified parties to the proceeding are the Consumer Advocate, Hawaiian Electric Company, Inc., Maui Electric Company, Limited, HELCO and the Kauai Electric Division of Citizens Utilities Company. Motions for intervention or participation in the proceeding must be filed by January 21, 1997. The PUC has not set a procedural schedule for the proceeding, but has indicated that the parties in the docket should use the collaborative process to compile information, create a discussion forum, and narrow the issues to be considered in connection with any restructuring of the electric industry in response to emerging competition.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.    HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                       (Registrant)


/s/ Robert F. Mougeot                 /s/ Paul Oyer
----------------------------------    ------------------------------------
Robert F. Mougeot                     Paul A. Oyer
Financial Vice President and          Financial Vice President and
 Chief Financial Officer of HEI          Treasurer of HECO
(Principal Financial Officer of HEI)  (Principal Financial Officer of HECO)

Date:  January 20, 1997               Date:  January 20, 1997

                                       2